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                                                                Exhibit 23.01


                        Consent of Independent Auditors

We consent to the incorporation by reference of our report dated May 9, 1997, in the Registration Statement (Form S-8, No. 33-77060) pertaining to the Advanced Technology Materials, Inc. 1987 Stock Plan and in the Registration Statement (Form S-8, No. 33-93048) pertaining to the Advanced Technology Materials, Inc. 1995 Stock Plan, with respect to the combined financial statements of Advanced Delivery & Chemical Systems and Affiliates included in the ATMI, Inc. Form 8-K, filed with the Securities and Exchange Commission.

                                        /s/ Ernst & Young LLP

Austin, Texas
October 6, 1997